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                            [WELLS FARGO LETTERHEAD]

                                                                   EXHIBIT 10.2


                               February 10, 1997


Mr. John S. Hodgson
Vice President and CFO
Integrated Process Equipment Corporation
4717 E. Hilton Ave.
Phoenix, Arizona 85034

Dear Jack:

        This letter is to confirm the changes agreed upon between Wells Fargo Bank, National Association, successor-by-merger to First Interstate Bank of Arizona, N.A., as Agent ("Bank") and Integrated Process Equipment Corp., a Delaware corporation ("Parent"), together with other "Borrowers" (as defined in the Loan Agreement), (hereinafter "Parent" and "Borrowers" shall collectively be referred to as "Borrowers") to the terms and conditions of that certain Loan Agreement between Bank and Borrowers dated as of April 24, 1996, as amended from time to time (the "Agreement"). For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrowers hereby agree that the Agreement shall be amended as follows to reflect said changes.

        1. Section 6.2, Paragraph (a) is hereby deleted in its entirety, and the following substituted therefor:

                        "(a) Current Borrowing Base Certificate.
                As of the date of such Advance, Borrowers shall have furnished the Agent a Borrowing Base Certificate duly completed and certified as true, complete and correct by an Authorized Person, setting forth the Borrowing Base as of a date not earlier than the fifth Business Day preceding the date of the requested Advance."

        2. Section 8.1, Paragraph (j) is hereby deleted in its entirety, and the following substituted therefor:

                        "(j) Borrowing Base Certificate.  Within
                fifteen (15) days after the last day of each month, a Borrowing Base Certificate, duly completed, as of the last Business Day of the month immediately preceding the date of
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Integrated Process Equipment Corp.
February 10, 1997
Page 2

                delivery of such Borrowing Base Certificate, certified as true, complete and correct by an Authorized Person. The identification of Accounts that are not Eligible Accounts pursuant to clause
                (ii) of the definition of "Eligible Accounts" shall be determined in all instances by reference to the date of the applicable invoice, and not by reference to the payment due date set forth on an invoice under standard or other payment terms. Additionally, as of the date of each Advance, Borrower shall deliver a Borrowing Base Certificate as required in Section 6.2(a) hereof."

        3. Section 9.14 is hereby deleted in its entirety, and the following substituted therefor:

                "9.14   Tangible Net Worth.  Tangible Net Worth, as of the last
                day of any fiscal quarter of Parent (except for the fiscal quarter ended December 31, 1996), shall not be less than the sum of (i) $85,000,000 plus 100% of the aggregate amount of equity contributions made to Parent after December 31, 1995, plus 75% of Parent's consolidated positive net income for each fiscal quarter commencing with the fiscal quarter ended March 31, 1996. For the fiscal quarter ended December 31, 1996, Tangible Net Worth shall not be less than $100,000,000."

        4. Except as specifically provided herein, all terms and conditions of the Agreement remain in full force and effect, without waiver or modification. The Bank does not hereby represent that it will, nor in any way obligate itself to, consent to any other amendment of the Agreement or grant any waiver of Borrowers strict performance under and compliance with all covenants set forth in the Agreement, as hereby amended.

        5. All terms defined in the Agreement shall have the same meaning when used herein. This letter and the Agreement shall be read together, as one document.

        6. Borrower hereby remakes all representations and warranties contained in the Agreement and reaffirms its strict compliance with all covenants set forth in the Agreement, as hereby amended. Borrower further certifies that as of the date
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Integrated Process Equipment Corp.
February 10, 1997
Page 3


of Borrower's acknowledgment set forth below there exists no default or defined event of default under the Agreement or any promissory note or other contract, instrument or document executed in connection therewith, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute such a default or defined event of default.

        Your acknowledgment of this letter shall constitute acceptance of the foregoing terms and conditions.

                                        Sincerely,

                                        WELLS FARGO BANK,
                                         NATIONAL ASSOCIATION,
                                         as Agent and Bank

                                         By:  /s/ K. Sowa
                                            -------------------
                                              Kathleen P. Sowa
                                         Its: Vice President


Acknowledged and accepted as of February    , 1997:


INTEGRATED PROCESS EQUIPMENT CORP.,
a Delaware corporation

By:  /s/ John S. Hodgson
     ------------------------
         John S. Hodgson

Its: Vice President, CFO and Secretary


IPEC PLANAR PORTLAND, INC.

By:  /s/ John S. Hodgson
     -------------------------
         John S. Hodgson

Its: Vice President, CFO and Secretary


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Integrated Process Equipment Corp.
February 10, 1997
Page 4



IPEC PLANAR PHOENIX, INC.


By: /s/  John S. Hodgson
   -----------------------------
   John S. Hodgson
Its: Vice President, CFO and Secretary



IPEC CLEAN, INC.


By: /s/  John S. Hodgson
   -----------------------------
   John S. Hodgson
Its: Vice President, CFO and Secretary



IPEC PRECISION, INC.


By: /s/  John S. Hodgson
   -----------------------------
   John S. Hodgson
Its: Vice President, CFO and Secretary